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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 25, 2005


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300

               ---------------------------------------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
-------------------------------------------------------

On May 25, 2005, Synovis Life Technologies, Inc. (Synovis) issued a press release announcing its earnings for the three and six months ended April 30, 2005. A copy of the press release is furnished herewith as Exhibit 99.1. Synovis will also publish the press release, including the supplemental information contained therein, on its website at www.synovislife.com.

ITEM 8.01 OTHER EVENTS
----------------------

In the May 25, 2005 press release, Synovis reported second-quarter consolidated net revenue of $14.4 million, a 5 percent increase over $13.7 million in the same period last year. The company reported net income of $41,000, or $0.00 per diluted share, versus net income of $483,000, or $0.04 per diluted share, in the year-earlier period. In the first half of fiscal 2005, consolidated net revenue increased 10 percent to $27.8 million from $25.3 million in the first six months of last fiscal year. Consolidated net income was $246,000, or $0.02 per diluted share, compared with $902,000, or $0.08 per diluted share, in the first half of last year.

In the just-completed quarter, R&D expense increased 39 percent, with the surgical business accounting for all of the $354,000 increase in consolidated R&D spending over the year-ago quarter. Second-quarter costs in the "corporate and other" category increased 32 percent, or $128,000, over the same period of the prior year primarily due to costs associated with complying with Section 404 of the Sarbanes-Oxley Act and the defense of previously disclosed shareholder litigation.

Cash, cash equivalents and short-term investments totaled $41.8 million at April 30, 2005, compared to $41.6 million at the end of the fiscal first quarter. Cash provided by operations was $1.0 million in the second quarter, compared to $200,000 in the same period of the prior year. In the current quarter, capital expenditures totaled $1.1 million versus $1.9 million in the second quarter of last year.

INTERVENTIONAL BUSINESS

Interventional business revenue rose to $8.4 million in the fiscal 2005 second quarter, an 18 percent gain over revenue of $7.1 million in the same period of fiscal 2004. The interventional business reported operating income of $169,000, compared to an operating loss of $306,000 in the year-ago period.

Revenue from manufacturing transferred to Synovis Caribe during the second quarter increased to $1.9 million, up 56 percent from the same quarter of fiscal 2004.

SURGICAL BUSINESS

In the second quarter, surgical business revenue was $6.0 million, down 10 percent from $6.6 million in the year-ago period. The surgical business generated $212,000 in operating income, compared to $1.4 million in the same period last year. In the quarter, revenue from Peri-Strips(R), the company's staple line buttress and the surgical business' largest revenue generator, totaled $2.2 million compared to $2.8 million in the year-ago period.

Veritas is used as a material for pelvic procedures for women, and second-quarter Veritas revenue in these applications was $198,000, up 38 percent over the year-ago period. Microsurgery product sales rose to $640,000 in the second quarter, a 25 percent increase over the year-earlier period.





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SYNOVIS LIFE TECHNOLOGIES, INC.
Condensed Consolidated Results of Operations (unaudited)
(In thousands, except per share data)

                                        Three Months Ended                Six Months Ended
                                            April 30                           April 30
                                     2005              2004             2005              2004
                                     ----              ----             ----              ----
Net revenue                        $ 14,366          $ 13,743         $ 27,789          $ 25,262
Cost of revenue                       8,966             8,098           17,162            13,999
Gross margin                          5,400             5,645           10,627            11,263
Gross margin percentage                  38%               41%              38%               45%
Selling, general and
    administrative                    4,238             4,091            8,400             8,248
Research and development              1,264               910            2,172             1,804
Other                                    50                --               86                --
Operating income (loss)                (152)              644              (31)            1,211
Interest, net                           197                58              382               125
Income before provision for
    income taxes                         45               702              351             1,336

Provision for income taxes                4               219              105               434

Net income                         $     41          $    483         $    246          $    902

Basic earnings per share           $   0.00          $   0.04         $   0.02          $   0.08
Diluted earnings per share         $   0.00          $   0.04         $   0.02          $   0.08


Weighted average basic
    shares outstanding               11,762            11,497           11,744            11,459
Weighted average diluted
    shares outstanding               12,006            11,992           12,004            12,017

Business Segment Information (unaudited)
(In thousands)

                                        Three Months Ended                 Six Months Ended
                                            April 30                            April 30
                                     2005              2004              2005              2004
                                     ----              ----              ----              ----

Net revenue
    Surgical business              $  5,950          $  6,614          $ 12,493          $ 13,300
    Interventional business           8,416             7,129            15,296            11,962
                                   --------          --------          --------          --------
    Total                          $ 14,366          $ 13,743          $ 27,789          $ 25,262

Gross margin
    Surgical business              $  3,582          $  4,358          $  7,492          $  8,703
    Interventional business           1,818             1,287             3,135             2,560
                                   --------          --------          --------          --------
    Total                             5,400          $  5,645          $ 10,627          $ 11,263

Gross margin percentage
    Surgical business                    60%               66%               60%               65%
    Interventional business              22%               18%               21%               21%
    Total                                38%               41%               38%               45%

Operating income (loss)
    Surgical business              $    212          $  1,355          $  1,089          $  2,845
    Interventional business             169              (306)             (106)             (824)
    Corporate and other                (533)             (405)           (1,014)             (810)
                                   --------          --------          --------          --------
    Total                          $   (152)         $    644          $    (31)         $  1,211

Condensed Consolidated Balance Sheets (unaudited)
As of April 30, 2005 and Oct. 31, 2004
(in thousands, except share and per share data)

                                                                       2005           2004
                                                                     -------        -------
ASSETS
Current assets:
Cash and cash equivalents                                            $ 5,745        $15,369
Short-term investments                                                36,060         26,931
Accounts receivable, net                                               7,735          7,722
Inventories                                                           10,405         11,591
Other                                                                  3,503          3,555
                                                                     -------        -------
    Total current assets                                              63,448         65,168


Property, plant and equipment, net                                    14,049         13,704
Goodwill and other intangible assets, net                              7,759          6,853
                                                                     -------        -------
    Total assets                                                     $85,256        $85,725
                                                                     =======        =======


LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                                $ 5,264        $ 6,457
Current maturities of long-term obligations                               15             40
                                                                     -------        -------
    Total current liabilities                                          5,279          6,497


Deferred income tax liability, net                                     1,227          1,227
                                                                     -------        -------
    Total liabilities                                                  6,506          7,724
                                                                     -------        -------


Shareholders' equity:
Preferred stock: authorized 5,000,000 shares of $.01 par
     value; none issued or outstanding at both dates
Common stock: authorized 20,000,000 shares of $.01 par value;
     issued and outstanding, 11,796,928 and
     11,713,700 at April 30, 2005 and October 31, 2004,                  118            117
     respectively
Additional paid-in capital                                            73,116         72,614
Retained earnings                                                      5,516          5,270
                                                                     -------        -------
    Total shareholders' equity                                        78,750         78,001
                                                                     -------        -------
    Total liabilities and shareholders' equity                       $85,256        $85,725
                                                                     =======        =======

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
-------------------------------------------

(c)   Exhibits.

      (99.1) Synovis Life Technologies, Inc. News Release May 25, 2005.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: May 25, 2005                By:   /s/  Brett Reynolds
                                       -----------------------------------------
                                              Brett Reynolds
                                              Vice-President of Finance, Chief
                                              Financial Officer and Corporate
                                              Secretary

                                  EXHIBIT INDEX

EXHIBIT                 DESCRIPTION                    METHOD OF FILING
NO.
---------- -------------------------------------- -----------------------------

 (99.1)    Synovis Life Technologies, Inc. News   Filed herewith electronically.
           Release dated May 25, 2005
